Exhibit 99.1

2008 EQUITY COMPENSATION PLAN

of

TII NETWORK TECHNOLOGIES, INC.

(As Amended May 18, 2011)

1.	PURPOSES OF THE PLAN; EFFECTIVE DATE; STOCKHOLDER APPROVAL; AND TERM.

(a)           This equity compensation plan (the “Plan”) is designed to provide an incentive to employees (including directors and officers who are employees) and directors of, and consultants to, TII NETWORK TECHNOLOGIES, INC., a Delaware corporation (the “Company”), any of its Subsidiaries or a Parent (as such terms are defined in Paragraph 18 hereof) of the Company, and to offer an additional inducement in obtaining the services of such persons.  The Plan provides for the grant of equity compensation awards (each an “award”) in the form of (i) “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, together with the rules and regulations thereunder in effect from time to time (the “Code”), as described in Paragraph 5 hereof (“ISOs”), (ii) nonqualified stock options which do not qualify as ISOs as described in Paragraph 5 hereof (“NQSOs”), (iii) stock appreciation rights as described in Paragraph 6 hereof (“SARs”), (iv) restricted stock as described in Paragraph 7 hereof (“Restricted Stock”), and (v) restricted stock units as described in Paragraph 8 hereof (“RSUs”).  The Company makes no representation or warranty, express or implied, as to the qualification of any option as an “incentive stock option” under the Code or as to the exemption from, or the compliance with, Section 409A of the Code.

(b)           The Plan has been authorized by action of the Board of Directors on April 3, 2008 (the “Effective Date”) and the Board of Directors has directed the submission of the Plan to stockholders of the Company for approval; and the Plan’s adoption and any awards (and rights, such as voting and dividend or other distribution rights, with respect to any securities underlying any awards) granted under the Plan prior to such stockholder approval are subject to and contingent on the approval of the Plan by the vote of the stockholders of the Company by April 2, 2009 in accordance with applicable law, including the Code’s requirement for a plan granting ISOs, and applicable requirements of any national securities exchange on which the Company’s stock is listed or quoted.  The Plan shall be subject to approval by a majority of the votes present in person or by proxy and entitled to vote thereon at the next duly held meeting of the Company’s stockholders at which a quorum is present.

(c)           Unless the term of the Plan is extended pursuant to Paragraph 12 hereof, no award may be granted under the Plan after ten (10) years from the Effective Date.

2.           STOCK SUBJECT TO THE PLAN.

(a)           Subject to the provisions of Paragraph 11 hereof, the aggregate number of shares of Common Stock, $.01 par value per share, of the Company (“Common Stock”) for which awards may be granted under the Plan shall not exceed 2,000,000.  Such shares of Common Stock may consist either in whole or in part of authorized but unissued shares of Common Stock or shares of Common Stock held in the treasury of the Company.  Subject to the provisions of Paragraph 12 hereof, any shares of Common Stock subject to an award which for any reason expires, is forfeited, canceled or terminated unexercised or unsettled or which ceases for any reason to be exercisable or outstanding (other than by exercise or settlement thereof), shall again become available for the granting of awards of the same or a different type under the Plan.  The Company shall at all times during the term of the Plan reserve and keep available such number of shares of Common Stock as will be sufficient to satisfy the requirements of the Plan.

(b)           In no case may a fraction of a share of Common Stock be purchased or issued under the Plan.

3.           ADMINISTRATION OF THE PLAN.

(a)           The Plan shall be administered by the Board of Directors or a committee (the “Committee”) of the Board of Directors of the Company (the “Board of Directors”), which Committee, to the extent required by Rule 16b-3 (or any successor or similar rule, as the same may be in effect and interpreted from time to time, “Rule 16b-3”) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shall consist of not less than two (2) directors, each of whom shall be a non-employee director within the meaning of Rule 16b-3 and (a) an “outside director” within the meaning of Treasury Regulation Section 1.162-27(e)(3).  Unless otherwise provided in the By-laws of the Company or by resolution of the Board of Directors, a majority of the members of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, and any acts approved in writing by all of the members of the Committee without a meeting, shall be the acts of the Committee.  Those administering the Plan are referred to herein as the “Administrators”.

(b)           Subject to the express provisions of the Plan, the Administrators shall have the authority to determine:  the employees, consultants and directors who shall be granted awards; the number of shares of Common Stock subject to an award; the type and term of each award; whether an option to be granted to a employee is to be in ISO or a NQSO (options to be granted to consultants and directors who are not employees shall be NQSOs); the times when an award shall be granted; the number of shares of Common Stock to be subject to each award; the exercise price of each option and the Base Value (as defined in Paragraph 6(e) hereof) of each SAR; whether shares of Common Stock may be issued upon the exercise of an option as partly paid and, if so, the dates when future installments of the exercise price shall become due and the amounts of such installments; the Fair Market Value (as defined in Paragraph 18 hereof) of a share of Common Stock; the date each option or SAR shall become exercisable; and the date each Restricted Stock or RSU award shall be vested or settled; whether an award shall be exercisable, vested or settled in whole, in part or in installments and, if in installments, the number of shares of Common Stock to be subject to each installment, whether the installments shall be cumulative, the date each installment shall become exercisable and the term of each installment; whether to accelerate the date of exercise of any award or installment; the form of payment of the exercise price of an option; whether to restrict the sale or other disposition of the shares of Common Stock acquired upon the exercise of an option or SAR or settlement of any award and, if so, whether and under what conditions to waive any such restriction; whether and under what conditions to subject all or a portion of the grant, the vesting or the exercise of an award or the shares acquired pursuant to the exercise or settlement of an award to the fulfillment of certain restrictions or contingencies as specified in the contract referred to in Paragraph 10 hereof (the “Contract”), including, without limitation, service-based and/or performance-based restrictions or contingencies relating to entering into a noncompetition, consulting or other arrangement with the Company, any of its Subsidiaries or a Parent, to financial or other performance objectives for the Company, any of its Subsidiaries or a Parent, a division of any of the foregoing, a product line or other category, and/or to the period of continued employment or service of the awardee (as defined in paragraph 4) with the Company, any of its Subsidiaries or a Parent, and to determine whether such restrictions or contingencies have been met; whether an awardee is Disabled (as defined in Paragraph 18 hereof); the amount, if any, necessary to satisfy the obligation of the Company, any of its Subsidiaries or a Parent to withhold taxes or other amounts; to construe the respective Contracts and the Plan; with the consent of the awardee, to cancel or modify an award, provided that the modified provision is permitted to be included in an award granted under the Plan on the date of the modification, and provided, further, that in the case of a modification (within the meaning of Section 424(h) of the Code) of an ISO, such option as modified would be permitted to be granted on the date of such modification under the terms of the Plan; to prescribe, amend and rescind rules and regulations relating to the Plan; to approve any provision of the Plan or any award granted under the Plan, or any amendment to either, which under Rule 16b-3 requires the approval of the Board of Directors, a committee of non-employee directors or the stockholders in order to be exempt (unless otherwise specifically provided herein); to make all other determinations in making awards and in establishing the terms or conditions thereof, including exercisability, vesting and settlement, which are permitted under and are not inconsistent with the Plan; and to make all other determinations necessary or advisable for administering the Plan.  Any controversy or claim arising out of or relating to the Plan, any award granted under the Plan or any Contract shall be determined unilaterally by the Administrators in their sole discretion.  The determinations of the Administrators on the matters referred to in this Paragraph 3 shall be conclusive and binding on the awardee.  No Administrator or former Administrator shall be liable for any action, failure to act or determination made in good faith with respect to the Plan or any award hereunder.

4.           ELIGIBILITY.  The Administrators may, from time to time and consistent with the purposes and limitations of the Plan, grant awards to (a) employees (including officers and directors who are employees) of, (b) directors (who are not employees) of, and (c) consultants to, the Company, any of its Subsidiaries or a Parent.  Such awards granted shall cover such number of shares of Common Stock as the Administrators may determine; provided, however, that the maximum number of shares subject to awards that may be granted to any employee during any calendar year under the Plan (the “162(m) Maximum”) shall be 250,000 shares.  Persons selected to receive awards under the Plan are referred to as “awardees”.

5.           OPTIONS.

(a)           Grant of Options.  The Administrators may grant awards of options, whether ISOs and/or NQSOs, to acquire shares of Common Stock as provided in this Paragraph 5.  Each award of options granted pursuant to the Plan shall be made on such terms and conditions as are not inconsistent with the Plan and as are established by the Administrators at or before the time such award is granted; provided, however, that the aggregate Fair Market Value, determined at the time the award is granted, of the shares of Common Stock for which any eligible employee may be granted ISOs under the Plan or any other plan of the Company, any of its Subsidiaries or a Parent that are exercisable for the first time by such optionee during any calendar year shall not exceed $100,000 or such other limitation as may, at the time of grant, be applicable under the Code (the “ISO Limitation Amount”).  The ISO Limitation Amount shall be applied by taking ISOs into account in the order in which they were granted or as otherwise may be required by Section 422 of the Code.  Any option (or portion thereof) granted in excess of such ISO Limitation Amount or that for any reason is not or ceases to be treated as an ISO for Code purposes shall be treated as a NQSO to the extent of such excess or the portion thereof not treated as an ISO.

(b)           Exercise Price of Options.  The exercise price of the shares of Common Stock under each option shall be determined by the Administrators as set forth in the applicable Contract; provided, however, that (i) the exercise price of an option shall not be less than the Fair Market Value of the Common Stock subject to such option on the date of grant; (ii) if, at the time an ISO (but not a NQSO) is granted, the optionee owns (or is deemed to own under Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, any of its Subsidiaries or a Parent, the exercise price of such ISO shall not be less than 110% of the Fair Market Value of the Common Stock subject to such ISO on the date of grant.

(c)           Term of Options.  Each option granted pursuant to the Plan shall be for such term as is established by the Administrators at or before the time such option is granted; provided, however, that the term of each option granted pursuant to the Plan shall be for a period not exceeding ten (10) years from the date of grant thereof, and provided further, that if, at the time an ISO (but not a NQSO) is granted, the optionee owns (or is deemed to own under Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, any of its

 Subsidiaries or a Parent, the term of the ISO shall be for a period not exceeding five (5) years from the date of grant.  Options shall be subject to earlier termination as hereinafter provided.

(d)           Exercise of Options.

               (i)An option (or any part or installment thereof), to the extent then exercisable, shall be exercised by giving written notice to the Company at its principal office (A) specifying the option being exercised and the number of shares of Common Stock as to which such option is being exercised, and (B) accompanied by payment in full of the aggregate exercise price therefor (or the amount due on exercise if the applicable Contract permits installment payments) (I) in cash and/or by certified or bank cashier’s check, (II) with the authorization of the Administrators, with previously acquired shares of Common Stock having an aggregate Fair Market Value on the date of exercise equal to the exercise price of options being exercised, (III) with the authorization of the Administrators, with a concurrent sale of option shares to the extent permitted by clause (ii) of this Paragraph 5(d), or (IV) some combination thereof; provided, however, that in no case may shares be tendered if such tender would require the Company to incur a charge against its earnings for financial accounting purposes.  The Company shall not be required to issue any shares of Common Stock pursuant to the exercise of any option until the required payment of the exercise price with respect thereto has been made.

               (ii)The Administrators may permit payment of the exercise price of an option by delivery by the optionee of a properly executed notice, together with a copy of the optionee’s irrevocable instructions to a broker acceptable to the Administrators to sell all or a portion of the option shares and deliver promptly to the Company the amount of sale or loan proceeds sufficient to pay such exercise price.  In connection therewith, the Company may enter into agreements for coordinated procedures with one or more brokerage firms.

               (iii)An optionee shall not have the rights of a stockholder with respect to shares of Common Stock to be received upon the exercise of an option until the date of issuance of a stock certificate to the optionee for such shares or, in the case of uncertificated shares, until the date an entry is made on the books of the Company’s transfer agent representing such shares; provided, however, that until such stock certificate is issued or until such book entry is made, any optionee using previously acquired shares of Common Stock in payment of an option exercise price shall continue to have the rights of a stockholder with respect to such previously acquired shares.

(e)           Handling Options on Termination of Relationship.  Except as may otherwise be expressly provided in the applicable Contract, any optionee whose relationship with the Company, any of its Subsidiaries and a Parent as an employee, director or consultant has terminated for any reason (other than as a result of the death or Disability (as defined in Paragraph 18 hereof) of the optionee) may exercise such option, to the extent exercisable on the date of such termination, at any time within three months after the date of termination, but not thereafter and in no event after the date the option would otherwise have expired; provided, however, that, except as may otherwise be expressly provided in the applicable Contract, if such relationship is terminated either (i) for Cause (as defined in Paragraph 18 hereof), or (ii) without the consent of the Company, such option shall terminate immediately.

(f)           Death or Disability of an Optionee.

               (i)Except as may otherwise be expressly provided in the applicable Contract, any optionee whose relationship as an employee or director of, or a consultant to, the Company, any of its Subsidiaries or a Parent has terminated by reason of Disability (without continuing in another such capacity) may exercise the optionee’s option, to the extent exercisable upon the effective date of such termination, at any time within one year after such date, but not thereafter and in no event after the date the option would otherwise have expired.

               (ii)Except as may otherwise be expressly provided in the applicable Contract, if an individual optionee dies (A) while he is an employee or director of, or a consultant to, the Company, any of its Subsidiaries or a Parent, (B) within three months after the termination of such relationship (unless such termination was for Cause or without the consent of the Company or such Subsidiary or Parent) or (C) within one year following the termination of such relationship by reason of Disability, the optionee’s option may be exercised, to the extent exercisable on the date of the optionee’s death, by the optionee’s Legal Representative (as defined in Paragraph 18) at any time within one year after death, but not thereafter and in no event after the date the option would otherwise have expired.

(g)           Restrictions on Stock Transferability.  The Administrators may, at or before the time such award is granted, impose such restrictions on any shares of Common Stock delivered to an awardee on exercise of an option as they may deem advisable, including, without limitation, restricting transferability and/or designating such shares as Restricted Stock or stock subject to further service, performance, consulting or noncompetition period after settlement.  Each certificate representing such shares of Common Stock shall bear a legend referencing such restrictions.

6.           STOCK APPRECIATION RIGHTS.

(a)           Grant of SARs.  The Administrators may grant awards of SARs as provided in this Paragraph 6.  Each award of SARs granted pursuant to the Plan shall be made on such terms and conditions that are not inconsistent with the Plan as are established by the Administrators at or before the time such award is granted.

(b)           SAR Terms.  The Contract for each SAR award shall specify the Base Value, the term of the SAR, the number of shares of Common Stock to which the SAR pertains, the payment terms, including the whether payable in cash and/or shares of Common Stock, any conditions imposed upon the exercisability of the SAR in the event of death, Disability or other termination of employment or termination of a consulting or other relationship with the Company, any of its Subsidiaries and a Parent, and such other provisions as the Administrators shall determine consistent with the Plan.

(c)           Exercise of SARs.  SARs may be exercised with respect to all or part of the shares of Common Stock upon whatever terms and conditions the Administrators impose upon such SARs. A SAR shall be exercised by delivery to the Company of a notice of exercise in the form prescribed by the Administrators.

(d)           Other Conditions Applicable to SARs.  In no event shall the term of any SAR granted under the Plan exceed ten (10) years from the date of grant.  A SAR may be exercised only when the Fair Market Value of a share of Common Stock exceeds the Base Value.

(e)           Payment upon Exercise of SARs.

               (i)Subject to the provisions of the Contract, upon the exercise of a SAR, the awardee is entitled to receive, without any payment to the Company (other than required tax withholding amounts), an amount (the “SAR Value”) equal to the product of multiplying (A) the number of shares of Common Stock with respect to which the SAR is exercised by (B) an amount equal to the excess of (I) the Fair Market Value per share on the date of exercise of the SAR over

(II) the “Base Value” of the SAR designated in the Contract (which “Base Value” shall be not less than the Fair Market Value per share on the date of grant ).

               (ii)Payment of the SAR Value to the awardee shall be made (A) in shares of Common Stock, valued at the Fair Market Value on the date of exercise in the case of an immediate payment after exercise, (B) in cash or (C) in a combination thereof as determined by the Administrators, either at the time of the award or, unless otherwise provided in the applicable Contract, thereafter, and as provided in the Contract.

               (iii)To the extent required to satisfy the conditions of Rule 16b 3(e) under the Exchange Act or as otherwise provided in the Contract, where an election between cash and shares is permitted by the Administrators to be made by the awardee, the Administrators shall have the authority to consent to or disapprove the election of any awardee to receive cash in full or partial settlement of a SAR.  In cases where an election of settlement in cash must be consented to by the Administrators, the Administrators may consent to, or disapprove, such election within ten (10) days after such election, or within such period for taking action as is specified in the election or Contract, and failure to give consent shall be disapproval.  Consent may be given in whole or as to a portion of the SAR surrendered by the awardee.  If the election to receive cash is disapproved in whole or in part, the SAR shall be deemed to have been exercised for shares of Common Stock, or, if so specified in the notice of exercise, not to have been exercised to the extent the election to receive cash is disapproved.

               (iv)As an alternative to the foregoing, if the Administrators determine to issue SARs that are subject to Section 409A of the Code and are intended to comply with the requirements of Section 409A of the Code, the Administrators may provide, on an elective basis (if timely elected by the awardee in a manner complying with Section 409A of the Code) or non elective basis, in the Contract for a deferred payment, issuance and/or delivery of the cash to be paid or shares of Common Stock to be issued in connection with the SAR exercise at a time or times permitted under Section 409A of the Code.  In such event, dividends or other distributions with respect to shares of Common Stock that would otherwise have been issued and received by the awardee in connection with the exercise shall be paid to the awardee currently as and when payable to stockholders of the Company or, if provided in the applicable Contract, deferred until the underlying deferred shares of Common Stock are issued and delivered.  Any cash payment, dividends or other distributions that are deferred shall be credited with interest at a reasonable rate as determined by the Administrators from time to time.

(f)           Applicability of Paragraph 5(e), (f) and (g).  Unless otherwise provided in the Contract, the provisions of Paragraphs 5(e), (f) and (g) shall apply to SARs as though the SARs were options (other than ISOs).

7.           RESTRICTED STOCK.

(a)           Grant of Restricted Stock.  The Administrators may grant awards of shares of Common Stock that are restricted as provided in this Paragraph 7 (referred to as “Restricted Stock” while so restricted).  Each award of Restricted Stock granted pursuant to the Plan shall be made on such terms and conditions that are not inconsistent with the Plan as are established by the Administrators at or before the time such award is granted.  Unless otherwise provided in the applicable Contract, an awardee receiving a Restricted Stock award is not required to pay the Company therefor (except for applicable tax withholding) other than the rendering of services.  As determined by the Administrators, shares of Restricted Stock may be issued in book entry or electronic form or in certificated form. Unless otherwise determined by the Administrators, custody of shares of Restricted Stock in certificated form shall be retained by the Company or held in escrow by an escrow agent selected, and subject to change from time to time, by the Administrators until the termination of the Period of Restriction (as defined in Paragraph 18) pertaining thereto.

(b)           Restrictions.  The Contract for each Restricted Stock award shall specify the Period of Restriction, the number of shares of Restricted Stock in the award, and the applicable restrictions (whether service-based restrictions, with or without performance acceleration, and/or performance-based restrictions) and such other provisions as the Administrators shall determine.  If a Restricted Stock award is intended to be a performance-based compensation award, the terms and conditions of the award, including the Performance Goal(s) (as defined in Paragraph 18) and Period of Restriction and, if different, performance period, shall be set forth in the Contract, and the requirements to satisfy or achieve the Performance Goal(s) as so provided therein shall be considered to be restrictions under the Plan.

(c)           Other or Additional Restrictions.  The Administrators may also impose restrictions in the form a right of first refusal running to the Company, a buyback right by the Company or other restriction on transferability.  Any buyback right in favor of the Company may include such terms as the Administrators may determine, including, without limitation, a purchase price in an amount of, or based on, a specific or formula price therefor and a right to exercise the buyback right in the event the awardee does not complete a specified service, consulting or noncompetition period after issuance or delivery of the shares to the awardee.

(d)           Certificate Legend.  In addition to any legends placed on certificates in connection with securities laws, each certificate representing shares of Restricted Stock awarded pursuant to the Plan shall bear the following legend:

“The sale, transfer, pledge, hypothecation or other disposition of the shares represented by this certificate, whether voluntary, involuntary or by operation of law, is subject to certain restrictions on transfer set forth in the 2008 Equity Compensation Plan of TII Network Technologies, Inc., in the rules and administrative procedures adopted pursuant to such Plan, and in an associated Restricted Stock Contract.  A copy of the Plan, such rules and procedures, and the applicable Restricted Stock Contract may be obtained from the Secretary of TII Network Technologies, Inc.”

(e)           Removal of Restrictions.  Except as otherwise provided in this Paragraph 7 or elsewhere in the Plan, shares of Restricted Stock awarded under the Plan shall, subject to Paragraph 9, become freely transferable by the awardee immediately after the last day of the Period of Restriction and, where applicable, immediately after a determination of the satisfaction or achievement of any applicable Performance Goal(s) by the Administrators.  Once the shares are released from the restrictions imposed pursuant to this Paragraph 7, the legend required by Paragraph 7(d) herein shall be removed and the released shares of Common Stock shall be provided to the awardee in certificated form, unless the awardee requests in writing with the consent of the Company, or the Administrators direct, that issuance and delivery of the shares be effected in book entry or electronic form or that the shares be held in escrow by an escrow agent selected, and subject to change from time to time, by the Administrators.

(f)           Voting Rights.  Unless otherwise provided in the Contract, during the Period of Restriction, awardees to whom shares of Restricted Stock hereunder may exercise voting rights with respect to those shares.

(g)           Dividends and Other Distributions.  Unless otherwise provided in the Contract (which may or may not provide for the accumulation and payment of dividends and other distributions made in cash or property, other than shares of Common Stock, until the shares to which the dividends and other distributions relate vest), during the Period of Restriction, awardees entitled to or holding shares of Restricted Stock hereunder shall be entitled to receive all dividends and other distributions made in cash or property other than shares of Common Stock with respect to those shares of Restricted Stock. If any dividends or distributions are paid in shares of Common Stock, such shares shall be part of the Restricted Stock and subject to the same restrictions on transferability and the same rules for vesting, forfeiture, and custody as the shares of Restricted Stock with respect to which they were distributed.

(h)           Failure to Satisfy Performance Goal(s).  In the event that the specified Performance Goal(s) are not satisfied within the time period established by the Administrators, the shares of Restricted Stock that were awarded subject to the satisfaction of such Performance Goal(s) shall be automatically forfeited and returned to the Company.  Notwithstanding the foregoing, in the case of an award not intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Administrators may waive all or any part of the Performance Goal(s) and provide for vesting of the award on such basis as they deem appropriate for any one or more awardees.

(i)           Termination of Employment or Service.  Unless otherwise provided in the Contract, in the event that an awardee’s employment, consulting or other relationship with the Company, any of its Subsidiaries and a Parent has terminated for any reason, then the unvested portion of a Restricted Stock award shall automatically be forfeited to the Company.  The Administrators may provide in a Contract made pursuant to the Plan for vesting of Restricted Stock awards in connection with the termination of an awardee’s employment or service on such basis as they deem appropriate, including, without limitation, any provisions for vesting at death, Disability or other cessation of employment or service, with or without the further consent of the Administrators. The Contracts evidencing awards may contain such provisions as the Administrators may approve with reference to the effect of approved leaves of absence.

8.           RSUs.

(a)           Grant of RSUs.  The Administrators, at any time and from time to time, may grant RSUs as provided in this Paragraph 8 (with one RSU representing the right to one share of Common Stock) on such terms and conditions that are not inconsistent with the Plan as are established by the Administrators at or before the time such award is granted.  Unless otherwise provided in the applicable Contract, an awardee receiving a RSU award is not required to pay the Company therefor (except for applicable tax withholding) other than the rendering of services.

(b)           Restrictions.  The Contract for each RSU award shall specify the Period of Restriction, the number of RSUs granted, the applicable restrictions (whether service-based restrictions, with or without performance acceleration, and/or performance-based restrictions), the payment terms, including the whether payable in cash and/or shares of Common Stock, and such other provisions as the Administrators shall determine.  If a RSU award is intended to be a performance-based compensation award, the terms and conditions of such award, including the Performance Goal(s) and Period of Restriction and, if different, performance period, shall be set forth in the Contract, and the requirements to satisfy or achieve the Performance Goal(s) as so provided therein shall be considered to be restrictions under the Plan.

(c)           Dividends and Other Distributions.  Unless otherwise provided in the Contract (which may or may not provide for the current payment, or for the accumulation subject to the same restrictions, vesting, forfeiture, and payment as the RSUs to which they are attributable, of dividends and other distributions made in cash or property other than shares of Common Stock), during the Period of

Restriction, awardees holding RSUs shall have no rights to dividends and other distributions made in cash or property other than shares of Common Stock that would have been paid with respect to the shares represented by those RSUs if such shares were outstanding.  Unless otherwise provided in the Contract, if any deemed dividends or other distributions would be paid in shares of Common Stock, the RSU award shall be adjusted as provided in Paragraph 11.  In addition, unless otherwise provided in the Contract, during the Period of Restriction, any such deemed dividends and other distributions for which rights are provided but which are not paid currently shall be deemed converted to additional RSUs based on the Fair Market Value of a share on the date of payment or distribution of the deemed dividend or distribution.  Awardees holding RSUs shall have no right to vote the shares of Common Stock represented by such RSUs until such shares are actually issued in settlement of such RSUs.

(d)           Payment after Lapse of Restrictions.

               (i)The Administrators are expressly authorized to grant RSUs that are “nonqualified deferred compensation” covered by Section 409A of the Code, as well as RSUs that are not such nonqualified deferred compensation.

               (ii)Unless otherwise provided in the Contract, upon the vesting of a RSU through a lapse of restrictions pertaining to the RSU, the awardee is entitled to receive, without any payment to the Company (other than required tax withholding amounts), an amount equal to the product of multiplying (A) the number of shares of Common Stock with respect to which the restrictions lapse by (B) the Fair Market Value per share on the date the restrictions lapse (such amount, the “RSU Value”).

               (iii)The Contract may provide for a deferral of payment of the RSU Value after the time of vesting, on an elective basis (if timely elected by the awardee in a manner complying with Section 409A of the Code) or non elective basis, for payment of the RSU Value at a later date, adjusted (if so provided in the Contract) from the date of vesting based on an interest, dividend equivalent, earnings, or other basis (including deemed investment of the RSU Value in shares of Common Stock) set out in the Contract (the “adjusted RSU Value”).

               (iv)Payment of the RSU Value or adjusted RSU Value, as applicable, to the awardee shall be made (A) in shares of Common Stock, valued at the Fair Market Value on the date of payment in the case of an immediate payment, (B) in cash or (C) in a combination thereof as determined by the Administrators, either at the time of the award or, unless otherwise provided in the applicable Contract, thereafter, and as provided in the Contract.  Any payment in shares of Common Stock shall be effected in book entry or electronic form, provided that issuance and delivery in certificated form shall occur if the awardee so requests in writing or the Administrators so direct.

(e)           Restrictions on Stock Transferability.  The Administrators may impose, at or before the time such award is granted, such restrictions on any shares of Common Stock delivered to an awardee in settlement of a RSU as they may deem advisable, including, without limitation, a right of first refusal running to the Company, a buyback right by the Company or other restriction on transferability.  In the event the Administrators so provide in a Contract, shares of Common Stock delivered on the settlement of a RSU may be designated as Restricted Stock and/or may be subject to a buyback right by the Company in the amount of, or based on, a specific or formula price therefor or otherwise in the event the awardee does not complete a specified service, consulting or noncompetition period after settlement.

(f)           Failure to Satisfy Performance Goal(s).  In the event that the specified Performance Goal(s) are not satisfied within the time period established by the Administrators, the RSUs that were awarded subject to the satisfaction of such Performance Goal(s) shall be automatically forfeited and returned to the Company. Notwithstanding the foregoing, in the case of an award not intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Administrators may waive all or any part of the Performance Goal(s) and provide for vesting of the award on such basis as they deem appropriate.

(g)           Termination of Employment or Service.  Unless otherwise provided in the Contract pertaining to a RSU award, in the event that an awardee’s employment, consulting or other relationship with the Company, any of its Subsidiaries and a Parent has terminated for any reason, then the unvested portion of a RSU award shall automatically be forfeited to the Company.  The Administrators may provide in a Contract made pursuant to the Plan for vesting of RSU awards in connection with the termination of an awardee’s employment or service on such basis as they deem appropriate, including, without limitation, any provisions for vesting at death, Disability  or other cessation of employment or service, with or without the further consent of the Administrators.  The Contracts evidencing awards may contain such provisions as the Administrators may approve with reference to the effect of approved leaves of absence.

9.           COMPLIANCE WITH SECURITIES LAWS.

(a)           It is a condition to the issuance of any share of Common Stock and the vesting of any award granted under the Plan that either (i) a Registration Statement under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the shares of Common Stock to be issued in connection therewith shall be effective and current at the time of exercise or issuance or (ii) there is an exemption from registration under the Securities Act for the issuance of the shares of Common Stock thereupon.  Nothing herein shall be construed as requiring the Company to register shares subject to any award under the Securities Act or to keep any Registration Statement effective or current.

(b)           The Administrators may require, as a condition to the issuance of shares of Common Stock and the vesting of any award granted under the Plan, that the awardee execute and deliver to the Company such awardee’s representations and warranties, in form, substance and scope satisfactory to the Administrators, as the Administrators may determine to be necessary or appropriate to facilitate the perfection of an exemption from the registration requirements of the Securities Act, applicable state securities laws or other legal requirements, including (without limitation) that (i) the shares of Common Stock to be issued are being acquired by the awardee for the awardee’s own account, for investment only and not with a view to the resale or distribution thereof, and (ii) any subsequent resale or distribution of shares of Common Stock by such awardee will be made only pursuant to (A) a Registration Statement under the Securities Act that is effective and current with respect to the shares of Common Stock being sold, or (B) a specific exemption from the registration requirements of the Securities Act, but in claiming such exemption, the awardee, prior to any offer of sale or sale of such shares of Common Stock, shall provide the Company with a favorable written opinion of counsel satisfactory to the Company, in form, substance and scope satisfactory to the Company, as to the applicability of such Securities Act exemption to the proposed sale or distribution.

(c)           In addition, if at any time the Administrators shall determine that the listing or qualification of the shares of Common Stock subject to such award on any securities exchange or under any applicable law, or that the consent or approval of any governmental agency or regulatory body, is necessary or desirable as a condition to, or in connection with, the granting of an award or the issuance of shares of Common Stock thereunder, such award may not be granted, exercised or settled, in whole or in part, as the case may be, unless such listing, qualification, consent or approval shall have been effected or obtained by the Administrators free of any conditions not acceptable to the Administrators.

10.           AWARD CONTRACTS.  Each award shall be evidenced by an appropriate Contract which shall be duly executed by the Company and the awardee, which Contract shall contain such terms, provisions and conditions not inconsistent herewith as may be determined by the Administrators.  The terms of each award and Contract need not be identical.  The Contract may be part of, incorporate by reference, or consist in whole or in part of, an employment or similar agreement between the Company and the awardee.

11.           ADJUSTMENTS UPON CHANGES IN COMMON STOCK.

(a)           Notwithstanding any other provision of the Plan, in the event of any change in the outstanding Common Stock by reason of a stock dividend, stock split, combination, reclassification, recapitalization, merger in which the Company is the surviving corporation, spin-off, split-up, exchange of shares or the like which results in a change in the number or kind of shares of Common Stock which were outstanding immediately prior to such event, the aggregate number and kind of shares subject to the Plan, the exercise price of each outstanding option and the Base Value of each outstanding SAR, the aggregate number and kind of shares subject to each outstanding award, and the 162(m) Maximum,  shall be appropriately adjusted to preserve the actual or potential inherent economic value of an award by the Board, whose determination shall be conclusive and binding on all parties.  Such adjustment may provide for the elimination of fractional shares that might otherwise be subject to the award without payment therefor and for the rounding up to the next whole cent in the case of exercise prices.  Notwithstanding the foregoing, no adjustment shall be made pursuant to this Paragraph 11 if such adjustment (i) would cause the Plan to fail to comply with Section 409A or 422 of the Code or with Rule 16b-3 (if applicable to such award), or (ii) would be considered as the adoption of a new plan requiring stockholder approval.

(b)           Subject to compliance with Section 409A of the Code (if applicable), unless the Administrators shall determine otherwise, in the event of (i) the liquidation or dissolution of the Company, or (ii) a transaction (or series of related transactions) that is approved by a majority of the members of the Company’s Board of Directors who were elected by stockholders prior to the first of such transactions (including, without limitation, a merger, consolidation, sale of stock by the Company or its stockholders, tender offer or sale of assets) and in which either (A) the voting power (in the election of directors generally) of the Company’s voting securities outstanding immediately prior to such transaction(s) cease to represent at least 50% of the combined voting power (in the election of directors generally) of the Company or such surviving entity outstanding immediately after such transaction(s) or (B) the registration of the Common Stock under the Securities Exchange Act of 1934 is terminated (each of the events described in clauses (i) and (ii) is referred to herein individually as an “Extraordinary Event”), then, unless other provision is made therefor in the transaction, the Plan and each outstanding option or SAR shall terminate, each outstanding share of Restricted Stock shall be deemed fully vested and each outstanding RSU shall be deemed fully vested and settled.  In such event each awardee shall have the right to exercise, in whole or in part, any unexpired option or options or SAR or SARs issued to the awardee, to the extent that said option or SAR is then vested and exercisable pursuant to the provisions of said option or options or SAR or SARs and the Plan within fifteen (15) business days of the Company’s giving of written notice to the awardee of the completion of such Extraordinary Event.

12.           AMENDMENTS AND TERMINATION OF THE PLAN.  The Board of Directors, without further approval of the Company’s stockholders, may at any time suspend or terminate the Plan, in whole or in part, or amend it from time to time in such respects as it may deem advisable, including, without limitation, in order that ISOs granted hereunder meet the requirements for “incentive stock options” under the Code, that awards hereunder are exempt from or comply with the requirements of Section 409A of the Code, or to comply with the provisions of Rule 16b-3, Section 162(m) of the Code or any change in applicable law, regulations, rulings or interpretations of administrative agencies; provided, however, that no amendment shall be effective without the requisite prior or subsequent stockholder approval which would (a) except as contemplated in 11 hereof, increase the maximum number of shares of Common Stock for which awards may be granted under the Plan or the 162(m) Maximum, (b) change the eligibility requirements to receive awards hereunder or (c) make any change for which applicable law or any applicable requirements of any national securities exchange on which the Company’s stock is listed or quoted requires stockholder approval.  No termination, suspension or amendment of the Plan shall, without the consent of the awardee, adversely affect the awardee’s rights under any award granted under the Plan.  The power of the Administrators to construe and administer any award granted under the Plan prior to the termination or suspension of the Plan nevertheless shall continue after such termination or during such suspension.

13.           NON-TRANSFERABILITY.  No award granted under the Plan shall be transferable otherwise than by will or the laws of descent and distribution, and options and SARs may be exercised, during the lifetime of the awardee, only by the awardee or his Legal Representatives.  Except to the extent provided in the immediately preceding sentence, awards may not be assigned, transferred, pledged, hypothecated or disposed of in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process, and any such attempted assignment, transfer, pledge, hypothecation or disposition shall be null and void ab initio and of no force or effect.

14.           WITHHOLDING TAXES.  The Company, any of its Subsidiaries or a Parent may withhold, or agree to withhold, (a) cash, (b) with the consent of the Administrators (in the Contract or otherwise), shares of Common Stock to be issued upon exercise or settlement of an award having an aggregate Fair Market Value on the relevant date or (c) a combination of cash and shares, in an amount equal to the amount which the Administrators determine is necessary to satisfy the obligation of the Company, any of its Subsidiaries or a Parent to withhold Federal, state and local income taxes or other amounts incurred by reason of the grant, vesting, exercise, settlement or disposition of an award, or the disposition of the underlying shares of Common Stock.   Alternatively, the Company, any of its Subsidiaries or a Parent may require the holder to pay to it such amount, in cash, promptly upon demand.  The Company shall not be required to issue any shares of Common Stock or make any payment in connection with the exercise, vesting or settlement of any award under the Plan until all required withholding amounts with respect thereto have been received by it.

15.           LEGENDS; PAYMENT OF EXPENSES.

(a)           The Company may endorse such legend or legends upon the certificates for shares of Common Stock issued upon the grant, vesting, exercise or settlement of an award under the Plan and may issue such “stop transfer” instructions to its transfer agent in respect of such shares as it determines, in its sole discretion, to be necessary or appropriate to (i) prevent a violation of, or to perfect an exemption from, the registration requirements of the Securities Act and any applicable state securities laws, (ii) implement the provisions of the Plan or any agreement between the Company and the awardee with respect to such shares of Common Stock or (iii) permit the Company to determine the occurrence of a “disqualifying disposition,” as described in Section 421(b) of the Code, of the shares of Common Stock issued or transferred upon the exercise of an ISO granted under the Plan.

(b)           The Company shall pay all issuance taxes with respect to the issuance of shares of Common Stock upon the grant, vesting, exercise or settlement of an award granted under the Plan, as well as all fees and expenses incurred by the Company in connection therewith.

16.           USE OF PROCEEDS.  The cash proceeds received in connection with any award under the Plan shall be added to the general funds of the Company and used for such corporate purposes as the Board of Directors may determine, in its sole discretion.

17.           SUBSTITUTIONS AND ASSUMPTIONS OF OPTIONS OF CERTAIN CONSTITUENT CORPORATIONS.  Anything in the Plan to the contrary notwithstanding, the Board of Directors may, without further approval by the Company’s stockholders, substitute new awards for prior awards of the same type as is permitted to be granted under the Plan of a Constituent Corporation (as defined in Paragraph 18 thereof) or assume the prior equity compensation awards of the same type as is permitted to be granted under the Plan of such Constituent Corporation.

18.           DEFINITIONS.  For purposes of the Plan, the following terms shall be defined as set forth below:

(a)           “Cause” shall mean (i) in the case of an employee or consultant, if there is a written employment or consulting agreement between the awardee and the Company, any of its Subsidiaries or a Parent which defines termination of such relationship for cause, cause as defined in such agreement, and (ii) in all other cases, cause within the meaning of applicable state law.

(b)           “Constituent Corporation” shall mean any corporation which engages with the Company, any of its Subsidiaries or a Parent in a transaction to which Section 424(a) of the Code applies (or would apply if the award assumed or substituted were an ISO), or any Parent or any Subsidiary of such corporation.

(c)           “Fair Market Value” of a share of Common Stock on any day shall be (i) if the principal market for the Common Stock is a national securities exchange, the closing sales price per share of the Common Stock on such day as reported by such exchange or on a consolidated tape reflecting transactions on such exchange, or (ii) if the principal market for the Common Stock is not a national securities exchange, the closing average of the highest bid and lowest asked prices per share of Common Stock on such day as reported by the market upon which the Common Stock is quoted, The Wall Street Journal, the National Quotation Bureau Incorporated or an independent dealer in the Common Stock, as determined by the Company; provided, however, that if clauses (i) and (ii) of this Paragraph 18(c) are all inapplicable, or if no trades have been made and no quotes are available for such day, the Fair Market Value of the Common Stock shall be determined by the Committee by any method consistent with applicable regulations adopted by the Treasury Department relating to stock options or stock valuation.

(d)           “Disability” or “Disabled” shall mean a permanent and total disability within the meaning of Section 22(e)(3) of the Code.

(e)           “Legal Representative” shall mean the executor, administrator or other person who at the time is entitled by law to exercise the rights of a deceased or incapacitated awardee with respect to an award granted under the Plan.

(f)           “Parent” shall have the same definition as “parent corporation” in Section 424(e) of the Code.

(g)           “Performance Goal” shall mean one or more performance measures or goals set by the Administrators for each grant of a performance-based compensation award.  The extent to which such performance measures or goals are met will determine the amount or value of the performance-based compensation award that an awardee is entitled to exercise, receive, or retain.  Performance Goals may be particular to an awardee; may relate to the performance of a Subsidiary, operating segment, division, branch, strategic business unit, or line of business, which employs the awardee; or may be based on the performance of the Company generally.  Performance Goals may be based on Common Stock value or increases therein; earnings per share or earnings per share growth; net earnings, earnings, or earnings growth (before or after one or more of interest, taxes, depreciation and/or amortization); operating profit;

operating cash flow; operating or other expenses; operating efficiency; return on equity, assets, capital, or investment; sales or revenues or growth thereof;  working capital targets or cost control measures; regulatory compliance; gross, operating, or other margins; credit ratings;  productivity; customer satisfaction; satisfactory internal or external audits; improvement of financial ratings; achievement of balance sheet or income statement objectives; quality measures; and any component or components of the foregoing (including, without limitation, determination thereof with or without the effect of discontinued operations and dispositions of business segments, non recurring items, material extraordinary items, special charges, and/or accounting changes), or implementation, management, attainment of a specific objective, or completion of critical projects or processes or other measurement determined by the Administrators.  Performance Goals may include a threshold level of performance below which no payment or vesting may occur, levels of performance at which specified payments or specified vesting will occur, and a maximum level of performance above which no additional payment or vesting will occur.  Performance Goals may be absolute in their terms or measured against or in relationship to a market index; a group of other companies comparably, similarly, or otherwise situated; or a combination thereof.  Each of the Performance Goals shall be determined, where applicable and, except as provided herein or in the applicable Contract, in accordance with generally accepted accounting principles applied in the United States of America.  , Subject to any limitations under Section 162(m) of the Code in the case of an award intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Administrators may adjust any Performance Goal and any evaluation of performance under a Performance Goal to take into account any of the following events that occurs during a performance period:  (i) asset write-downs, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs, and (v) any non-recurring items or any extraordinary items as described in Accounting Principles Board Opinion No. 30 (or in any replacement thereof) and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report on Form 10 K for the applicable year.  In addition, in the case of an award not intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Administrators, at any time, may adjust any Performance Goal and any evaluation of performance under a Performance Goal on such basis and for such reason as it may determine.  Prior to the payment of any compensation under an award intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Administrators shall determine and certify the extent to which any Performance Goal and any other material terms under such award have been satisfied (other than in cases where such relate solely to the increase in the value of Common Stock).

(h)           “Period of Restriction” shall mean the period during which Restricted Stock or RSUs are restricted, pursuant to Paragraph 7 or 8 herein.

(i)           “Subsidiary” shall mean any “subsidiary corporation” of the Company as defined in Section 424(f) of the Code and any other entity (including, without limitation, any partnership, limited liability company, joint venture or similar noncorporate entity) in a chain of corporations or other entities in which each corporation or other entity has a controlling interest in another corporation or other entity in the chain, ending with the corporation or other entity that has a controlling interest in the corporation or other entity. For this purpose, the term “controlling interest” has the same meaning as provided in Treasury Regulation Section 1.414(c)–2(b)(2)(i), provided that the phrase “at least 50 percent” is substituted for “at least 80 percent” each place it appears in Treasury Regulation Section 1.414(c)–2(b)(2)(i)..

19.           GOVERNING LAW; CONSTRUCTION.

(a)           The Plan, the awards and the Contracts hereunder and all related matters shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to conflict of law provisions that would defer to the laws of another jurisdiction.

(b)           Neither the Plan nor any Contract shall be construed or interpreted with any presumption against the Company by reason of the Company causing the Plan or Contract to be drafted.

(c)           Whenever from the context it appears appropriate, any term stated in either the singular or plural shall include the singular and plural, and any term stated in the masculine, feminine or neuter gender shall include the masculine, feminine and neuter.

20.           PARTIAL INVALIDITY.  The invalidity, illegality or unenforceability of any provision in the Plan, any award or Contract shall not affect the validity, legality or enforceability of any other provision, all of which shall be valid, legal and enforceable to the fullest extent permitted by applicable law.

21.	GENERALLY APPLICABLE PROVISIONS REGARDING EMPLOYMENT OR SERVICE RELATIONSHIP.

(a)           For the purposes of the Plan, an employment relationship shall be deemed to exist between an individual and the Company, any of its Subsidiaries or a Parent if, at the time of the determination, the individual was an employee of such entity for purposes of Section 422(a) of the Code.  As a result, an individual on military, sick leave or other bona fide leave of absence shall continue to be considered an employee for purposes of the Plan during such leave if the period of the leave does not exceed 90 days or, if longer, so long as the individual’s right to reemployment with the Company, any of its Subsidiaries or a Parent is guaranteed either by statute or by contract.  If the period of leave exceeds 90 days and the individual’s right to reemployment is not guaranteed by statute or by contract, the employment relationship shall be deemed to have terminated on the 91st day of such leave.

(b)           Notwithstanding the foregoing, except as may otherwise be expressly provided in the applicable Contract, awards granted under the Plan shall not be affected by any change in the status of the awardee so long as the awardee continues to be an employee or director of, or a consultant to, the Company, any of its Subsidiaries or a Parent (regardless of having changed from one position to another or having been transferred from one entity to another).

22.           NO EMPLOYMENT CONTRACT OR OTHER ADDITIONAL RIGHTS.  Nothing in the Plan or in any award granted under the Plan shall confer on any awardee any right to continue in the employ of, as a director of, or as a consultant to, the Company, any of its Subsidiaries or a Parent, or interfere in any way with any right of the Company, any of its Subsidiaries or a Parent to terminate the awardee’s relationship at any time for any reason whatsoever without liability to the Company, any of its Subsidiaries or a Parent.

23.           NONQUALIFIED DEFERRED COMPENSATION.

(a)           The Company generally intends that each option and each award of Restricted Stock granted under the Plan not constitute “nonqualified deferred compensation” within the meaning of and subject to Section 409A of the Code.  To the extent that the Administrators determine that any provision of the Plan or any option or Contract relating to an option or Restricted Stock provides for any such nonqualified deferred compensation (in whole or in part), the Administrators at any time may amend the Plan and/or amend, restructure, terminate or replace any Contract to either comply with Section 409A of the Code and/or minimize or eliminate any such nonqualified deferred compensation, in each case notwithstanding anything in the Plan or any applicable Contract to the contrary.

(b)           Notwithstanding the foregoing, it is intended that SARs and RSUs may be awarded that are considered to be “nonqualified deferred compensation” subject to Section 409A of the Code, and it is intended that such awards shall be provided and paid in a manner, and at such time and in such form, as complies with the applicable requirements of Section 409A of the Code to avoid the unfavorable tax consequences provided therein for non-compliance.  The Administrators are authorized to amend any Contract and to amend or declare void any election by an awardee as may be determined by it to be necessary or appropriate to evidence or further evidence required compliance with Section 409A of the Code.  It is intended that any payment which is provided pursuant to or in connection with the Plan which is considered to be deferred compensation subject to Section 409A of the Code shall be paid and provided in a manner, and at such time, including without limitation payment only in connection with the occurrence of a permissible payment event contained in Section 409A (e.g., death, “disability”, “separation from service” from the Company, any of its Subsidiaries or a Parent, each as defined for purposes of Section 409A of the Code), and in such form, as complies with the applicable requirements of Section 409A of the Code to avoid the unfavorable tax consequences provided therein for non compliance.  In connection with effecting such compliance with Section 409A of the Code, the following shall apply:

               (i)If awardee is a “specified employee” for purposes of Section 409A(a)(2)(B)(i) of the Code at his separation from service, any payment or provision of benefits in connection with a “separation from service” payment event (as determined for purposes of Section 409A of the Code) shall not be made until six (6) months after awardee’s separation from service (the “409A Deferral Period”).  In the event such payments are otherwise due to be made in installments or periodically during the 409A Deferral Period, the payments which would otherwise have been made in the 409A Deferral Period shall be accumulated and paid in a lump sum as soon as the 409A Deferral Period ends, and the balance of the payments shall be made as otherwise scheduled.

               (ii)For purposes of the Plan, a “key employee” for purposes of Section 409A(a)(2)(B)(i) of the Code shall be determined on the basis of the applicable 12–month period ending on the specified employee identification date designated by the Company consistently for purposes of the Plan and similar plans or agreements or, if no such designation is made, based on the default rules and regulations under Section 409A(a)(2)(B)(i) of the Code.

               (iii)For purposes of the Plan, in determining time of (but not entitlement to) payment or provision of deferred compensation for purposes of Section 409A of the Code in connection with a termination of employment, termination of employment will be read to mean a “separation from service” within the meaning of Section 409A of the Code where it is reasonably anticipated that no further services would be performed after that date or that the level of bona fide services awardee would perform after that date (whether as an employee or independent contractor) would permanently decrease to less than 50% of the average level of bona fide services performed over the immediately preceding thirty-six (36) month period.

(c)           Notwithstanding any other provision of the Plan, the Company shall not be liable to any awardee if any payment or benefit that is to be provided pursuant to the Plan and that is considered “nonqualified deferred compensation” subject to Section 409A of the Code fails to comply with, or be exempt from, the requirements of Section 409A of the Code.